Contact: Robert Mosby, QMed, Inc. – 732-544-5544 x1107

QMed, Inc. Reports Year-End and Fourth Quarter Results

Eatontown, New Jersey, February 9, 2007 – QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the fiscal year and fourth quarter ending November 30, 2006. Revenue for the year decreased to $9,881,053 from $22,146,496 a year ago. Net loss for the year totaled $(14,236,224) or $(0.85) per share on a diluted basis, compared to a net profit of 3,885,545 or $0.21 on a fully diluted basis the previous year. Revenue for the three month period ended November 30, 2006 decreased to $2,574,465 from $6,423,479. Net loss for the quarter was $(5,311,278) or $(0.32) per share on a diluted basis, compared to net income of $1,146,814 or $0.07 per share, $0.06 per share on a diluted basis.

The reduced revenue and the resulting net losses were attributable primarily to; building and implementing a Medicare Advantage Special Needs Plans in South Dakota, developing the New Jersey Special Needs Plan, non-renewal of four disease management contracts, share-based compensation costs related to stock options valued at approximately $2,040,000, and to an expense of approximately $943,000 for employment agreement obligations to the Company’s former CEO. The decreases and expenses were partially offset by increased revenue from existing disease management contracts, commencement of a new contract in the first quarter and recognition of approximately $1,611,000 in premium and service revenue from implementation of our first Medicare Special Needs Plan in South Dakota.

Jane Murray, QMed president said, “In 2006, as the Disease Management sector saw continued changes and consolidations, our Company executed a strategic transition into the Medicare Advantage Special Needs Plan business (SNP). While financial performance was disappointing in 2006, this transition creates a very large opportunity, for which QMed is particularly well prepared, given both our unique care information management systems and more than a decade’s worth of experience in successfully managing chronically ill Medicare beneficiaries. Our initial implementation and increasing enrollment successes in these projects keep us optimistic for their growth and their ultimate profitability.”

“The year was marked by fast-paced developments,” she continued. “We began operating our South Dakota SNP for the chronically ill with our partner, DAKOTACARE, in January 2006. Additionally, in September, we signed a contract for an SNP for members who are dually eligible for both Medicare and Medicaid. The “Dual” project is once again a partnership with DAKOTACARE in South Dakota and we anticipate enrollment will start in April 2007. We received our NJ HMO license in May of 2006. In September 2006, we signed a contract with the Centers for Medicare and Medicaid Services to operate QMedCare of New Jersey, our wholly owned Medicare SNP for the chronically ill. QMedCare of New Jersey commenced enrollment in January 2007.”

2/9/06 – Page 2 of 5

“Marketing to Medicare beneficiaries differs in the two states in which we operate. We have always believed that an optimal mix of broker and provider efforts in New Jersey and South Dakota will yield meaningful increases in memberships. We have already proven that approach works in South Dakota, where we have a broker emphasis and we are certain that a provider emphasis supplemented with broker efforts will soon yield results in New Jersey. The initial enrollment success reinforces confidence in our revenue guidance of $38,000,000 to $44,500,000 for our New Jersey and South Dakota SNPs for the chronically ill, “ she concluded.

About QMed, Inc.

QMed provides evidence-based clinical information management systems around the country to its health plan customers. The system incorporates Disease Management services to patients and decision support to physicians. The Company’s QMedCare subsidiary specializes in serving high-risk populations of Medicare beneficiaries. The Company also operates a Medicare Demonstration to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company’s filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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2/9/06 – Page 3 of 5

QMED, INC. AND SUBSIDIARIES Consolidated Balance Sheets November 30,

Assets

	2006	2005
Assets
Current assets
Cash and cash equivalents	$3,039,695	$4,051,046
Investments in securities	10,867,815	19,348,503
Accounts receivable, net of allowance for
doubtful accounts of $59,505 and $76,518, respectively	2,005,485	3,377,495
Inventory, net of reserve	36,631	30,887
Prepaid expenses and other current assets	301,282	411,608

	16,250,908	27,219,539

Restricted cash, long term	705,881	-
Property and equipment, net	989,329	1,058,295
Product software development costs, net	2,104,788	1,161,083
Accounts receivable, non-current	-	271,809
Acquired intangibles, net	587,027	795,848
Other assets	149,202	128,794
Investment in joint ventures	23,703	37,998

	$20,810,838	$30,673,366

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$2,827,223	$1,577,385
Medical claims payable	364,830	-
Leases payable, current portion	65,881	146,483
Accrued salaries and commissions	446,740	721,792
Fees reimbursable to health plans	47,005	39,000
Contract billings in excess of revenues	1,396,423	744,743
Deferred revenue	16,583	12,253
Income taxes payable	-	62,610

	5,164,685	3,304,266
Leases payable, long term	11,645	76,005
Accrued severance payable, long term	619,643	-
Contract billings in excess of revenue, long term	-	271,809

	5,795,973	3,652,080
Commitments and contingencies
Stockholders' equity
Common stock, $.001 par value, 40,000,000 shares
authorized, 16,858,539 and 16,804,846 shares issued
16,836,539 and 16,782,846 outstanding, respectively	16,859	16,805
Paid-in capital	53,433,095	51,219,617
Accumulated deficit	(38,354,696)	(24,118,472)
Accumulated other comprehensive income
Unrealized losses on securities available for sale	(4,768)	(21,039)

	15,090,490	27,096,911
Less treasury stock at cost, 22,000 common shares	(75,625)	(75,625)

Total stockholders' equity	15,014,865	27,021,286

	$20,810,838	$30,673,366

2/9/06 – Page 4 of 5

QMED, INC. AND SUBSIDIARIES Consolidated Statements of Operations For the Three Months Ended November 30,

	2006	2005
Revenue	$2,574,465	$6,423,479
Cost of revenue	1,432,527	2,011,574

Gross profit	1,141,938	4,411,905

Selling, general and administrative expenses	6,237,762	2,866,660

Research and development expenses	377,459	399,111

(Loss) income from operations	(5,473,283)	1,146,134

Interest expense	(4,168)	(6,242)

Interest income, net	193,985	179,700

Loss in operations of joint ventures	(20,000)	(55,727)

Other income	-	637

(Loss) income before income tax benefit (provision)	(5,303,466)	1,264,502

Gain on sale of state tax benefits	-	115,912
Provision for income taxes	(7,812)	(233,600)

Net (loss) income	$(5,311,278)	$1,146,814

Basic (loss) income per share
Weighted average shares outstanding	16,829,367	16,751,233

Basic (loss) income per share	$(0.32)	$0.07

Diluted (loss) income per share
Weighted average shares outstanding	16,829,367	18,799,678

Diluted (loss) income per share	$(0.32)	$0.06

2/9/06 – Page 5 of 5

QMED, INC. AND SUBSIDIARIES Consolidated Statements of Operations For the Year Ended November 30,

	2006	2005	2004
Revenue	$9,881,053	$22,146,496	$15,576,599
Cost of revenue	6,383,691	7,510,894	8,878,104

Gross profit	3,497,362	14,635,602	6,698,495

Selling, general and administrative expenses	17,337,577	8,720,287	7,288,783
Research and development expenses	1,558,325	1,323,397	903,921

(Loss) income from operations	(15,398,540)	4,591,918	(1,494,209)

Interest expense	(19,314)	(27,294)	(33,874)
Interest income	771,137	441,353	68,238
Loss in operations of joint ventures	(77,365)	(847,830)	(502,027)
Other income	450,000	3,486	8,703

(Loss) income before income tax benefit (provision)	(14,274,082)	4,161,633	(1,953,169)

Gain on sale of state tax benefits	-	115,912	229,724
Benefit (provision) for income taxes	37,858	(392,000)	(16,000)

Net (loss) income	$(14,236,224)	$3,885,545	$(1,739,445)

Basic (loss) income per share
Weighted average shares outstanding	16,810,667	16,465,178	14,766,895

Basic (loss) income per share	$(0.85)	$0.24	$(0.12)

Diluted (loss) income per share
Weighted average shares outstanding	16,810,667	18,457,101	14,766,895

Diluted (loss) income per share	$(0.85)	$0.21	$(0.12)